                                                                   Exhibit 10.13




                             CONTRIBUTION AGREEMENT

                  CONTRIBUTION AGREEMENT, dated as of June __, 1999, between Financiere Europeenne d'Emballages Pechiney, a French societe anonyme ("FEEP") and American National Can Group, Inc., a Delaware corporation ("ANC Group").


                              W I T N E S S E T H:

                  WHEREAS, FEEP desires to contribute, transfer and assign to ANC Group, and ANC Group desires to acquire from FEEP, all right, title and interest of FEEP in and to the capital stock (the "Stock") of the Contributed Subsidiaries (as such term is hereinafter defined), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in consideration for the contribution and transfer by FEEP of the Stock to ANC Group, ANC Group agrees to issue to FEEP [ ] shares of the common stock of ANC Group (the "Shares");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                                  DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

                  "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" means this Contribution Agreement, including any amendments hereto and each Schedule and Exhibit attached hereto.
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                                       2


                  "Contributed Subsidiaries" means the corporations, limited liability companies, partnerships, associations and other entities specified in
Schedule 1.01A.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any arrangement, restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

                  "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  SECTION 1.02. Other Defined Terms. The following terms shall have meanings defined for such terms in the Sections of this Agreement set forth below:

                       Term                  Section
                       ----                  -------
                       ANC Group             Preamble
                       FEEP                  Preamble
                       Shares                Recitals
                       Stock                 Recitals



                                   ARTICLE II
                   CONTRIBUTION OF STOCK; ISSUANCE OF SHARES
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                                       3


                  SECTION 2.01. Contribution, Transfer and Assignment of Stock. FEEP does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto ANC Group, its successors and permitted assigns, as a capital contribution, the entire right, title and interest of FEEP in and to the Stock.

                  SECTION 2.02. Issuance of Shares. As of the date hereof, ANC Group has authorized 1,000,000,000 shares of Common Stock, par value $0.01 per share. In exchange for the Stock, ANC Group shall issue to FEEP, effective as of the date hereof, the Shares. ANC Group agrees to cause a certificate for such Shares to be issued to FEEP upon consummation of the transactions contemplated by this Agreement. Such Shares, when issued, will be fully paid and non-assessable.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF FEEP

                  FEEP represents and warrants as follows:

                  SECTION 3.01. Incorporation and Authority of FEEP. FEEP is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by FEEP, the performance by FEEP of its obligations hereunder and thereunder and the consummation by FEEP of the transfers contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of FEEP. This Agreement has been duly executed and delivered by FEEP, and (assuming due authorization, execution and delivery by ANC Group) this Agreement constitutes, legal, valid and binding obligations of FEEP, enforceable against FEEP in accordance with their terms.

                  SECTION 3.02. Incorporation and Qualification of the Contributed Subsidiaries. Each Contributed Subsidiary is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

                  SECTION 3.03. Stock of the Contributed Subsidiaries. The Stock has been duly authorized and validly issued and is fully paid and was not issued in violation of any pre-emptive rights. FEEP beneficially owns the Stock free and clear of Encumbrances except for Encumbrances arising out of, under or in connection with this Agreement or created by or through ANC Group or any of its subsidiaries. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Stock. Upon payment for the Stock as contemplated by this Agreement, ANC Group will
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                                       4


acquire from FEEP good and marketable title to the Stock, free and clear of all Encumbrances, except Encumbrances arising by or through ANC Group or any of its subsidiaries.

                  SECTION 3.04. No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained, and except as may result from any facts or circumstances relating to ANC Group or as described in Schedule 3.04, the execution, delivery and performance of this Agreement by FEEP does not and will not (a) violate or conflict with the charter or other constitutive documents or by-laws of FEEP or any Contributed Subsidiary, (b) conflict with or violate any material Law or Governmental Order applicable to FEEP or any Contributed Subsidiary or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation, or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the creation of any Encumbrance on any Stock pursuant to, any note, bond, contract, license, permit, franchise or other instrument to which FEEP or any Contributed Subsidiary is a party or by which any of such Stock is bound or affected, except as would not, individually or in the aggregate impair the ability of FEEP to consummate the contribution and transfer of the Stock to ANC Group as contemplated by this Agreement.

                  SECTION 3.05. Consents and Approvals. The execution and delivery of this Agreement by FEEP do not, and the performance of this Agreement by FEEP will not, require any material consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except
(a) as described in Schedule 3.05, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, prevent FEEP from performing its obligations under this Agreement or (c) as may be necessary as a result of any facts or circumstances relating solely to ANC Group or its subsidiaries.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF ANC GROUP

                  ANC Group represents and warrants as follows:

                  SECTION 4.01. Organization. ANC Group is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. This Agreement constitutes the legal, valid and binding obligation of ANC Group, enforceable in accordance with its terms.
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                                       5


                  SECTION 4.02. Authorization of Transaction. The execution and delivery of this Agreement and all other instruments and documents contemplated herein by ANC Group have been duly authorized by all necessary corporate action of ANC Group. Neither the execution nor delivery of this Agreement nor the fulfillment of nor compliance with the terms hereof will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under or any agreement or instrument to which ANC Group is a party.

                  SECTION 4.03. Securities Matters. ANC Group understands that the offering and sale of the Stock hereunder is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Securities Act") pursuant to Section 4(2) thereof. The Stock is being acquired by ANC Group for its own account and without a view to the public distribution of the Stock or any interest therein. ANC Group has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of their investments in the Stock, and ANC Group is capable of bearing the economic risks of such investments, including a complete loss of its investment in the Stock. In evaluating the suitability of an investment in the Stock, ANC Group has relied solely upon the representations, warranties, covenants and agreements made by FEEP herein and not upon any other representations or other information (whether oral or written and including any projections or supplemental data) made or supplied by or on behalf of FEEP or any of its Affiliates, employees, agents or other representatives. ANC Group understands and agrees that it may not sell or dispose of any of the Stock other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act.


                                    ARTICLE V
                            COVENANTS OF THE PARTIES

                  SECTION 5.01. Further Assurances. FEEP agrees to perform such other acts and to execute, acknowledge and/or deliver such other instruments, documents and other materials, all at ANC Group's expense, which ANC Group, its successors or assigns, may deem proper for the collection or reduction to possession of collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned and delivered, or intended so to be.



                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  SECTION 6.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, applicable to contracts executed in and to be performed entirely within that state.
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                                       6


                  SECTION 6.02. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein mean United States (U.S.) Dollars and all payments hereunder shall be made in United States Dollars.

                  SECTION 6.03. Specific Performance. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

                  SECTION 6.04. Waiver of Jury Trial. Each of the parties irrevocably waives to the extent permitted by law all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                  SECTION 6.05. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 6.06. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

                  SECTION 6.07. Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  SECTION 6.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 6.09. Arbitration. (a) Any controversy, claim or dispute arising out of or in connection with this Agreement or the breach, termination, enforceability or validity hereof, including without limitation the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 6.09, shall be fully and finally determined exclusively by
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binding arbitration in accordance with the Commercial Arbitration Rules of the
American Arbitration Association (the "AAA Rules"). The seat of the arbitration shall be the City of Chicago, State of Illinois. The arbitral tribunal shall be comprised of three arbitrators appointed in accordance with the AAA Rules.

                  (b) No provision of, nor the exercise of any rights under, this Section 6.09 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of Chicago, State of Illinois (which shall have exclusive jurisdiction for purposes of this Section 6.09(b)) before, during or after the pendency of any arbitration, solely for the purpose of seeking provisional or conservatory remedies in aid of the arbitration, including, but not limited to, injunctive relief, in accordance with the AAA Rules. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or conservatory remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the City of Chicago, State of Illinois for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

                  SECTION 6.10. Assignment. This Agreement or any rights or obligations arising hereunder may not be assigned by operation of Law or otherwise without the express written consent of FEEP and ANC Group (which consent may be granted or withheld in the sole discretion of FEEP and ANC Group); provided, however, that (i) FEEP may assign this Agreements, in whole and not in part, or any of its rights hereunder, to an Affiliate of FEEP, without the consent of ANC Group (provided that FEEP shall nevertheless remain obligated to perform its obligations hereunder following any such assignment), and (ii) ANC Group may assign this Agreement, in whole and not in part, to a Person who acquires all or substantially all of the assets and liabilities of ANC Group, without the consent of FEEP.

                  SECTION 6.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.
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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.



                                       FINANCIERE EUROPEENNE D'EMBALLAGES
                                       PECHINEY


                                       By: _____________________________________
                                       Name:
                                       Title:



                                       AMERICAN NATIONAL CAN GROUP, INC.


                                       By: _____________________________________
                                       Name:
                                       Title:

                                 SCHEDULE 1.01A

                            CONTRIBUTED SUBSIDIARIES


Name                            Jurisdiction of             Interest Contributed
----                            Organization                --------------------
                                ---------------
ANC do Brasil Ltda.                 Brazil                  68,255,990 quotas
Nacanco Holding Europe              France                  43,707,528 "B" Class Shares (preference shares),
                                                              each of a nominal value of FF 100
Nacano Holding France               France                  10,252,377 "A" Class Shares (ordinary shares),
                                                              each of a nominal value of FF 100